Exhibit 10.11

WAYNE FARMS, INC.

MANAGEMENT INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), is entered into as of [__________], 2015 (the “Date of Grant”), by and between Wayne Farms, Inc., a Delaware corporation (the “Company”), and [________] (the “Participant”).

WHEREAS, the Company has adopted the Wayne Farms, Inc. Management Incentive Plan (the “Plan”), pursuant to which Restricted Stock Units (“RSUs”) may be granted; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant the RSUs provided for herein to the Participant subject to the terms set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Restricted Stock Units.

(a) Grant. The Company hereby grants to the Participant a total of [_____] RSUs, on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan, of which [___] shall be subject to service-based conditions (the “Time-Vesting RSUs”) and [____] shall be subject to performance-based conditions (the “Performance-Vesting RSUs”). The Time-Vesting RSUs shall vest in accordance with Sections 2 hereof and the Performance-Vesting RSUs shall vest in accordance with Section 3 hereof, as applicable. The RSUs shall be credited to a separate book-entry account maintained for the Participant on the books of the Company.

(b) Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement. The Participant acknowledges that he or she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

2. Time-Vesting RSUs.

(a) Vesting.

(i)	Except as may otherwise be provided herein, subject to the Participant’s continued employment or service with the Company or an Affiliate through each applicable vesting date, the Time-Vesting RSUs shall vest in 20% increments on each of March 26, 2016, April 1, 2017 and March 31, 2018 and the remaining 40% shall vest on March 31, 2019 (the “Final Vesting Date”).

(ii)	Upon the Participant’s Retirement (as defined below) a pro rata portion of the RSUs shall vest and become eligible for settlement, in accordance with the terms hereof, equal to the product of (A) the number of unvested Time-Vesting RSUs scheduled to vest on the vesting date immediately following the date of the Retirement, multiplied by (B) a fraction, the numerator of which is the number of full months of service in the fiscal year in which the Retirement occurs, and the denominator of which is 12. For purposes hereof, “Retirement” means the Participant’s termination of employment for any reason (other than for Cause) after: (a) the Participant has attained the age of 55 and completed at least ten (10) years of continuous service as an employee of the Company or an Affiliate, or (b) the Participant has attained the age of 65.

(b) Settlement. The vested portion of the Time-Vesting RSUs shall be settled within 10 days following the Final Vesting Date, in shares of Class A Common Stock, or cash, as determined by the Committee in its sole discretion.

3. Performance-Vesting RSUs.

  (a) Vesting.

(i)	Except as may otherwise be provided herein the number of vested Performance-Vesting RSUs shall be equal to the product of (x) the sum of (A) the number of Vested RONA RSUs determined in accordance with Exhibit A attached hereto plus (B) the number of Vested EBITDA RSUs determined in accordance with Exhibit A attached hereto, multiplied by (y) the Service Factor (as defined below) (such product, the “Vested Performance-Vesting RSUs”).

(ii)	The Committee’s determination of the number of Vested RONA RSUs and Vested EBITDA RSUs earned in accordance with the performance conditions set forth on Exhibit A shall be made no later than ninety (90) days following the end of the performance period on March 31, 2018 (such determination date, the “Certification Date”).

(iii)	For purposes hereof, the “Service Factor” means a fraction, the numerator of which is the number of full fiscal years of service completed beginning on March 31, 2015 and ending on March 31, 2018 (the “Performance Period”), and the denominator of which is 3; provided, that upon the Participant’s Retirement during the Performance Period, the numerator of the fraction described above shall equal the number of full fiscal years of service completed during the Performance Period plus a fraction, the numerator of which is the number of full months of service in the fiscal year in which the Retirement occurs, and the denominator of which is 12.

(b) Settlement. The Vested Performance-Vesting RSUs shall be settled within 10 days following the Certification Date, in shares of Class A Common Stock, or cash, as determined by the Committee in its sole discretion. Any Performance-Vesting RSUs that remain unvested following the Certification Date shall be immediately forfeited by the Participant without any payment of any consideration.

4. Dividend Equivalents. In the event of any issuance of a cash dividend on the shares of Class A Common Stock (a “Dividend”), the Participant shall be credited, as of the payment date for such Dividend, with an additional number of RSUs (each, an “Additional RSU”) equal to the quotient obtained

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by dividing (a) the product of (i) the number of RSUs granted pursuant to this Agreement and outstanding as of the record date for such Dividend multiplied by (ii) the amount of the Dividend per share, divided by (b) the Fair Market Value per share on the payment date for such Dividend, such quotient to be rounded to the nearest hundredth. Once credited, each Additional RSU shall be treated as an RSU granted hereunder and shall be subject to all terms and conditions set forth in this Agreement and the Plan.

5. Termination of Employment.

(a) If the Participant’s employment with the Company and its Affiliates terminates for Cause (as such term is defined in the Plan), all RSUs, whether vested or unvested, shall be cancelled immediately and the Participant shall not be entitled to receive any payments with respect thereto.

(b) Subject to Sections 2(a)(ii) and 3(a)(iii) hereof, if the Participant’s employment with the Company and its Affiliates terminates for any reason other than as set forth in Section 5(a) hereof, all unvested RSUs shall be cancelled immediately and the Participant shall not be entitled to receive any payments with respect thereto.

6. Rights as a Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Class A Common Stock underlying the RSUs unless, until and to the extent that (i) the Company shall have issued and delivered to the Participant the shares of Class A Common Stock underlying the RSUs and (ii) the Participant’s name shall have been entered as a stockholder of record with respect to such shares of Class A Common Stock on the books of the Company. The Company shall cause the actions described in clauses (i) and (ii) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.

7. Compliance with Legal Requirements.

(a) Generally. The granting and settlement of the RSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising his rights under this Agreement.

(b) Tax Withholding. Vesting and settlement of the RSUs shall be subject to the Participant satisfying any applicable U.S. federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. The Company shall have the right and is hereby authorized to withhold from any amounts payable to the Participant in connection with the RSUs or otherwise the amount of any required withholding taxes in respect of the RSUs, their settlement or any payment or transfer of the RSUs or under the Plan and to take any such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes. In its sole discretion, the Board may permit the Participant to satisfy, in whole or in part, the tax obligations by withholding shares of Class A Common Stock that would otherwise be deliverable to the Participant upon settlement of the RSUs with a Fair Market Value equal to such withholding liability.

8. Clawback. Notwithstanding anything to the contrary contained herein, the Committee may cancel the RSU award if the Participant, without the consent of the Company, has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate while employed by or providing services to the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, or violates a non-competition, non-solicitation,

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non-disparagement or non-disclosure covenant or agreement with the Company or any Affiliate, as determined by the Committee. In such event, the Participant will forfeit any compensation, gain or other value realized thereafter on the vesting or settlement of the RSUs, the sale or other transfer of the RSUs, or the sale of shares of Class A Common Stock acquired in respect of the RSUs, and must promptly repay such amounts to the Company. If the Participant receives any amount in excess of what the Participant should have received under the terms of the RSUs for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Participant shall be required to promptly repay any such excess amount to the Company. To the extent required by applicable law and/or the rules and regulations of NASDAQ or any other securities exchange or inter-dealer quotation system on which the Class A Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, the RSUs shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

9. Restrictive Covenants.

In the event that the Participant violates any restrictive covenants applicable to the Participant, in addition to any other remedy which may be available at law or in equity, the RSUs shall be automatically forfeited effective as of the date on which such violation first occurs. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and the Participant shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of the Participant’s breach of such restrictive covenants.

10. Miscellaneous.

(a) Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 15(b) of the Plan. Any attempted Transfer of the RSUs contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the RSUs, shall be null and void and without effect.

(b) Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c) Section 409A. The RSUs are intended to be exempt from, or compliant with, Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 10(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the RSUs will not be subject to interest and penalties under Section 409A.

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(d) General Assets. All amounts credited in respect of the RSUs to the book-entry account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in such account shall make the Participant only a general, unsecured creditor of the Company.

(e) Notices. Any notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the General Counsel at the Company’s principal executive office.

(f) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g) No Rights to Employment or Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(h) Fractional Shares. In lieu of issuing a fraction of a share of Class A Common Stock resulting from adjustment of the RSUs pursuant to Section 12 of the Plan or otherwise, the Company shall be entitled to pay to the Participant an amount in cash equal to the Fair Market Value of such fractional share.

(i) Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.

(j) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(k) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 12 or 14 of the Plan.

(l) Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(i) Dispute Resolution; Consent to Jurisdiction. All disputes between or among any Persons arising out of or in any way connected with the Plan, this Agreement or the RSUs shall be solely and finally settled by the Committee, acting in good faith, the determination of which shall be final. Any matters not covered by the preceding sentence shall be solely and finally settled in accordance with the Plan, and the Participant and the Company consent to the personal

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jurisdiction of the United States Federal and state courts sitting in Wilmington, Delaware as the exclusive jurisdiction with respect to matters arising out of or related to the enforcement of the Committee’s determinations and resolution of matters, if any, related to the Plan or this Agreement not required to be resolved by the Committee. Each such Person hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the last known address of such Person, such service to become effective ten (10) days after such mailing.

(ii) Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated (whether based on contract, tort or any other theory). Each party hereto (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

(m) Headings; Gender. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement. Masculine pronouns and other words of masculine gender shall refer to both men and women as appropriate.

(n) Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(o) Electronic Signature and Delivery. This Agreement may be accepted by return signature or by electronic confirmation. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).

(p) Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Participant as of the day first written above.

WAYNE FARMS, INC.

By:
Name:
Title:

[PARTICIPANT]

[Signature Page to [______________]RSU Award Agreement]

Exhibit A

Performance Goals

I. RONA RSUs

[____]of the RSUs shall be subject to the achievement by the Company of a three-year weighted average Threshold Return on Net Assets of [____] (the “RONA RSUs”).

Performance Level	Actual Achieved RONA	RONA Performance Leverage Factor	Vested RONA RSUs
RONA Threshold	[_____]	0.5x	[______]
RONA Target	[_____]	1.0x	[______]
RONA Maximum	[_____]	2.0x	[______]

II. EBITDA RSUs

[____] of the RSUs shall be subject to the achievement by the Company of a cumulative Threshold EBITDA for the Performance Period of [____] (the “EBITDA RSUs”).

Performance Level	Actual Achieved EBITDA	EBITDA Performance Leverage Factor	Vested EBITDA RSUs
EBITDA Threshold	[_____]	0.5x	[______]
EBITDA Target	[_____]	1.0x	[______]
EBITDA Maximum	[_____]	2.0x	[______]

III. General

(a)  The number of Vested RONA and EBITDA RSUs shall be determined by linear interpolation based on Actual Achieved EBITDA and RONA, as applicable, for performance that is (i) greater than the applicable Threshold but less than the applicable Target and (ii) greater than the applicable Target but less than the applicable Maximum, in accordance with a payout slope determined by the Committee, in its sole discretion, on the Certification Date.

(b)  For the avoidance of doubt, no RONA RSUs shall vest if the Actual Achieved RONA is less than the RONA Threshold and no EBITDA RSUs shall vest if the Actual Achieved EBITDA is less than the EBITDA Threshold.

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